Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Capital Value Fund, Inc., which appear in Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" and "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
February 18, 2000







835con.00b